                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated March 19, 1996, relating to the financial statements of SIBIA Neurosciences, Inc., which appears in such Prospectus. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."




/s/ PRICE WATERHOUSE
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PRICE WATERHOUSE LLP
San Diego, California
May 6, 1996